                              MANAGEMENT AGREEMENT

          AGREEMENT made as of December 16, 1996, between Scholastic Brands, Inc., a Delaware corporation (the "Company"), and Castle Harlan, Inc., a Delaware corporation (the "Manager").

          WHEREAS, the Company and its subsidiaries are engaged in the manufacture and marketing of class rings, scholastic fine paper products and recognition and affinity jewelry, and the Manager is experienced in business and organizational strategy, financial and investment management and merchant and investment banking;

          WHEREAS, the Company desires to retain the Manager to provide business and organizational strategy, financial and investment management and merchant and investment banking services to the Company upon the terms and conditions hereinafter set forth, and the Manager is willing to undertake such obligations; and

          WHEREAS, pursuant to the Subscription Agreement, dated the date hereof, each Stockholder of the Company has agreed that the Company shall enter into a management agreement with the Manager.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1.   APPOINTMENT.

          The Company hereby engages the Manager and the Manager hereby agrees under the terms and conditions set forth herein to provide certain services to the Company as described in Section 2 hereof.

          2.   DUTIES OF MANAGER.

          The Manager shall provide the Company with consulting services (collectively, the "Consulting Services") related to the following:

     (i)  business and organizational strategy, including strategy relating to

          (a) development of new products and new markets, and analysis and research related thereto;
          (b)  new product implementation;
          (c)  development of broad business growth strategies; and

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     (ii) human resource management, including

          (a) design and development of incentive and bonus programs for management team;
          (b)  assistance with senior executive hiring decisions;
          (c) coordination of activities of compensation committee of the Board of Directors of the Company;
          (d)  design and development of employee stock ownership programs;
               and

     (iii)     public relations and related matters, including

          (a) assistance in developing an enhanced public relations program designed to broaden name recognition of the Company in the business community;
          (b)  advice on general labor matters; and

     (iv) financial and investment management and merchant and investment banking and corporate finance, including

          (a) identification and implementation of merger and acquisition opportunities for the Company, for which the Manager may receive additional consideration;
          (b) assistance with negotiation of loan documentation (including amendments thereto) and lender relationships on an ongoing basis;
          (c) advice regarding acquisition strategies and responses to external proposals; and
          (d)  advice regarding additional capital requirements.

     Without limiting any of the foregoing, representatives of the Manager may participate, without additional compensation, on the Company's and certain of its affiliates' Boards of Directors and Board Committees.

     2.1 EXCLUSIONS FROM "CONSULTING SERVICES". Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Consulting Services":

          (i) INDEPENDENT ACCOUNTING SERVICES. Accounting services rendered to the Company or the Manager with prior notice and consultation with the Company's management, by an independent accounting firm or accountant (I.E., an accountant who is not an employee of the Manager);


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          (ii)  INDEPENDENT ACTUARIAL SERVICES.  Actuarial services rendered to the Company or the Manager with prior notice and consultation with the Company's management, by an independent actuarial firm or actuary (I.E., an actuary who is not an employee of the Manager);

          (iii) LEGAL SERVICES. Legal services rendered to the Company or the Manager with prior notice and consultation with the Company's management, by an independent law firm or attorney (i.e., an attorney who is not an employee of the Manager); and

          (iv) TRANSACTION SERVICES. Services in connection with any transaction in which the Company or its subsidiaries may be, or may consider becoming, involved, it being understood that the Manager shall have the right of first refusal concerning all opportunities to perform, for an additional fee, any of such transaction related services. Such right must be exercised within 30 business days of receipt by the Manager of such offer.

     2.2 POWERS OF THE MANAGER. So that it may properly perform its duties hereunder, the Manager shall, subject to Section 2.3 hereof, have the power to take all action and do all things necessary and proper to carry out the duties set forth in Section 2 hereof.

     2.3 LIMITATIONS ON THE MANAGER'S POWERS. Notwithstanding anything herein to the contrary, the Manager's responsibilities are consultative only, and the Manager shall have no power to take any action on behalf of the Company, or to cause the Company to be responsible for taking any action.

     3.   COMPENSATION OF MANAGER.

     During the term of this Agreement the Company agrees to pay the Manager on a quarterly basis in arrears, payable on the last business day of each calendar quarter, a management fee of $1.5 million per year (or $375,000 per quarter); PROVIDED, HOWEVER, that the full management fee of $1.5 million for the first year of this agreement shall be payable in advance on the date hereof; and PROVIDED FURTHER, HOWEVER, that, pursuant to an indenture dated as of December 16, 1996 (the "Indenture"), between the Company and Marine Midland Bank (as Trustee), at any time and so long as the Company shall be in default in payment of any principal, Redemption Price (as defined in the Indenture), Purchase Price (as defined in the Indenture), interest, Liquidated Damages (as defined in the Indenture ) (if any) or other amounts owing on the Company's 11% Senior Subordinated Notes due 2007 (the "Notes"), the Company may defer payment of any fees payable hereunder until such time as the Company shall no longer be in default or no Notes shall remain outstanding.


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     4.   TERM AND TERMINATION OF AGREEMENT.

          (a) This Agreement shall be for a term of ten (10) years from the date hereof, and shall automatically renew from year to year thereafter unless terminated as described in paragraph (b) of this Section 4.

          (b) If Castle Harlan Partners II, L.P. and its affiliates and limited partners shall own less than 5% of the then aggregate outstanding capital stock of the Company, this Agreement shall be subject to renegotiation by the Board of Directors of the Company.

     5.   LIABILITY.

     The Manager is not and never shall be liable to any creditor of the Company, and the Company agrees to indemnify and hold the Manager and its officers and employees and affiliates harmless from and against any and all such claims of alleged creditors and against all costs, charges, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by the Manager or such other person in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor. The Company also agrees to indemnify and hold the Manager and its officers and employees and affiliates harmless from and against any and all liabilities, losses, costs or damages suffered, paid or incurred by the Manager or such other person arising out of, or in any way connected with, or as a result of, the execution and delivery of this Agreement, or the performance or alleged performance by or on behalf of the Manager of the Consulting Services hereunder. Notwithstanding the foregoing, the Company shall not be required to indemnify the Manager or such other person for any liabilities, losses, costs or damages that result from the gross negligence or willful misconduct of the Manager or such other person.

     6.   ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation that assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that corporation, and (b) the Manager may assign its rights and obligations hereunder to any other person or entity controlled, directly or indirectly, by John K. Castle. Any attempted transfer or assignment in violation of this Section 6 shall be void.


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     7.   RELATIONSHIP OF THE PARTIES.

          Nothing contained in this Agreement is intended or is to be construed to constitute the Manager and the Company as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The services to be performed by the Manager hereunder are consultation services only. The Company shall at all times be free to accept or reject the advice rendered by the Manager hereunder in its sole discretion.


     8.   MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. This Agreement may be amended or waived only by a writing signed by both parties, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by telecopy, or when mailed, if sent by registered or certified mail, return receipt requested, postage prepaid.

          (i)  if to the Company, to it at:

               7211 Circle S. Road
               Austin, Texas 78745-6603
               Attention: Mr. Jeffrey H. Brennan, President

          (ii) if to the Manager, to it at:

               150 East 58th Street, 37th Floor
               New York, New York  10155
               Attention:  Mr. David B. Pittaway

     or at such other address as any party shall have specified by notice in writing to the others.

          (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.


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          (d)  SECTION HEADINGS.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (f) APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

          (g) SEVERABILITY. Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph, or paragraph so held to be invalid, illegal or ineffective.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SCHOLASTIC BRANDS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       CASTLE HARLAN, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:








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